EXHIBIT 16.3

ANDERSEN ANDERSEN & STRONG, L.C. 941 East 3300 South, Suite 202

Certified Public Accountants and Business Consultants Salt Lake City, Utah 84106

Telephone 801 486-0096

Fax 801 486-0098

May 20, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20649

We have read Item 4 of the amended 8-K dated May 6, 2003 of Trading Solutions.com, Inc. and are in agreement with the revised statements contained therein.

Sincerely,

/s/ Andersen Andersen & Strong

Andersen Andersen & Strong LC